ENERJEX RESOURCES, INC.
27 Corporate Woods, Suite 350
10975 Grandview Drive
Overland Park, Kansas 66210

April 1, 2010

West Coast Opportunity Fund, LLC	Frey Living Trust
1202 Coast Village Road	5005 SE Williams Way
Montecito, CA 93108	Stuart, FL 34997

Enable Growth Partners LP	Enable Opportunity Partners LP
C/o Enable Capital Management	C/o Enable Capital Management
One Ferry Building, Suite 225	One Ferry Building, Suite 225
San Francisco, CA 94111	San Francisco, CA 94111

RE:	Amendment to Debentures and Transaction Documents (this “Letter Agreement”)

Dear Buyers:

Reference is made to the June 21, 2007 Senior Secured Debentures, as amended (the “Debentures”), the Securities Purchase Agreement, as amended (the “Purchase Agreement”), and the Pledge and Security Agreement, as amended (the “Security Agreement”) and other agreements and documents associated therewith, as amended through the date hereof (collectively, the “Transaction Documents”), all originally dated as of April 11, 2007, by and among EnerJex Kansas, Inc. (the “Company”), EnerJex Resources, Inc. (“Parent”), West Coast Opportunity Fund, LLC (“West Coast”), Frey Living Trust (“Frey”), Enable Growth Partners LP (“Enable Growth”) and Enable Opportunity Partners LP (“Enable Opportunity”) (collectively, West Coast, Frey, Enable Growth and Enable Opportunity may be referred to as the “Buyers”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Debentures, Purchase Agreement, the Security Agreement and/or the Transaction Documents.

WHEREAS:

A.           The Company wishes to extend the Maturity Date of the Debentures to December 31, 2010.

B.           The Company and the Buyers desire to amend the Debentures to remove the Section allowing for the Buyers to convert the Debentures into shares of Parent’s common stock.

C.           The Company and the Buyers wish to amend certain Sections of the Debentures and the Transaction Documents as set forth herein.

D.           Certain of the Transaction Documents provide that amendments may be made by written consent of the Company and holders of at least sixty-five percent of the aggregate number of Registrable Securities issued under the Securities Purchase Agreement, and the undersigned Buyers constitute such requisite holders.

NOW THEREFORE, in consideration of the premises and mutual promises herein contained, the Company and the Buyers hereby agree as follows:

1.           Defined Terms. Capitalized terms used in this Letter Agreement which are not defined herein shall have the meaning ascribed to them in the Transaction Documents.

2.	Amendments to Debentures. The Company and the Buyers hereby agree that:

a.	Section (1) of each of the Debentures is modified to state the “Maturity Date” shall be December 31, 2010.

b.	Section (3) “CONVERSION” shall be deleted in its entirety.

c.	Sections (4) through (24) shall be renumbered Sections (3) through (23), respectively to account for the deletion of Section (3) as set forth above.

3.	Conditional Waiver.

a.
The Buyers hereby waive any existing Event of Default under the Transaction Documents that does not, directly or indirectly, have a material negative impact on the Buyers’ security interest in the collateral or other properties of the Company in which it has a security interest, or have a material negative impact in the Buyers’ priority of payment under the Debentures.

b.	The Company hereby represents and warrants to the Buyers that it has no knowledge of any material Defaults or Events of Default under the Transaction Documents.

c.	The waivers granted by the Buyers in favor of the Company that are contained in this Agreement shall be null and void in the event the Company has breached its representation in Section 4(b).

4.
Governing Law.  This Letter Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Letter Agreement and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

5.
Amendment.  It is the intention of the parties that this Letter Agreement modifies and amends the Transaction Documents to the extent set forth herein or as otherwise necessary to effectuate the intentions of the parties as set forth herein.

6.
No Waiver.  The execution of this Letter Agreement is not, and shall not be deemed to constitute, a waiver, cure, or forbearance of any default arising prior or subsequent to the date of this Letter Agreement, nor shall it constitute a reinstatement of the terms described in the Transaction Documents, except as set forth herein.  The Company agrees that no delay on the part of any of the Buyers in exercising any power or right shall operate as a waiver of any such power or right or preclude the further exercise of any other power or right.  Any remedies contained herein are cumulative and not exclusive of any remedies provided by law.  Notice to or demand in circumstances under which the terms of this Letter Agreement do not require such notice or demand shall not entitle the Company to further notice or demand nor constitute a waiver of the rights of the Buyers to take any other or further action without notice or demand.

7.
Continuing Validity of Transaction Documents.  Except as expressly provided for in this Letter Agreement, the other Transaction Documents and all other documents executed in connection therewith shall continue unchanged in full force and effect, in accordance with their respective terms, and the parties hereby expressly confirm and reaffirm all of their respective liabilities, obligations, duties and responsibilities under and pursuant to the other Transaction Documents.

8.	Transaction Document. This Letter Agreement shall be deemed and constitute a “Transaction Document” under the Securities Purchase Agreement.

9.	Recitals. The recitals set forth above are true and correct and are hereby incorporated into this Letter Agreement as if set forth at length herein.

10.
Counterparts.  This Letter Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

11.	Headings. The headings of this Letter Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Letter Agreement.

12.
Severability.  If any provision of this Letter Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Letter Agreement in that jurisdiction or the validity or enforceability of any provision of this Letter Agreement in any other jurisdiction.

13.
Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the terms of this Letter Agreement and the consummation of the transactions contemplated hereby.

Kindly confirm your agreement with the foregoing by signing the copy of this letter where indicated below.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Letter Agreement to be duly executed by an authorized officer as of the date first above written.

Very Truly Yours,

Company:
ENERJEX KANSAS, INC.

By:	/s/ Steve Cochennet
Name: Steve Cochennet
Title: Chief Executive Officer

Parent:
ENERJEX RESOURCES, INC.

By:	/s/ Steve Cochennet
Name: Steve Cochennet
Title: Chief Executive Officer

WEST COAST OPPORTUNITY FUND,
LLC

By:	/s/ Atticus Lowe
Name: Atticus Lowe
Title: Chief Investment Officer

ENABLE GROWTH PARTNERS LP

By:	/s/ Mitch Levine
Name: Mitch Levine
Title: CEO

ENABLE OPPORTUNITY PARTNERS LP

By:	/s/ Mitch Levine
Name: Mitch Levine
Title: CEO

FREY LIVING TRUST

By:	/s/ Philip Frey, Jr.
Name: Philip Frey Jr.
Title: Trustee